Exhibit 10.01

EOS ENERGY ENTERPRISES, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

(Effective as of December 8, 2020 (the “Effective Date”))

1. Establishment of the Policy; Amendment. Each member of the Board of Directors (the “Board”) of Eos Energy Enterprises, Inc. (the “Company”) who is not an employee or executive officer of the Company or its subsidiaries (each such member, a “Non-Employee Director”) will be eligible to receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”) for his or her Board service. This Policy may be amended or terminated at any time in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”). The terms of this Policy shall supersede all prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any Non-Employee Director and between any subsidiary of the Company and any of its non-employee directors. The cash compensation and equity grants described in this Policy shall be paid or be made, as applicable, automatically in accordance with the terms of the Policy, without the need for any further action by the Board or the Compensation Committee.

2. Annual Cash Compensation; Payment. Beginning in calendar year 2021 and for each calendar year thereafter, each individual who is a Non-Employee Director will be paid an annual cash retainer of $25,000. There are no per-meeting attendance fees for attending Board meetings or meetings of any committee of the Board. The annual cash retainer payable hereunder will be paid in equal quarterly installments, in arrears, following the end of the calendar quarter in which the service occurred (pro-rated for any partial months of service).

3. Equity Compensation.

(a) Generally. Equity Awards will be granted under the Company’s 2020 Incentive Plan, as amended from time to time (the “Plan”).

(b) Initial Equity Awards

(i) Initial Option Grants. Each individual who either (x) is a Non-Employee Director on the Effective Date or (y) becomes a Non-Employee Director after the Effective Date will, as promptly as practicable following the Effective Date (in the case of clause (x)) or the commencement of such Non-Employee Director’s service as such (in the case of clause (y)), be granted an Option (as a Nonqualified Stock Option under the Plan) to purchase such number of shares (rounded to the nearest whole number) of Common Stock having an Option Value (as defined below) equal to $75,000 as of the grant date of such Option (the “Initial Option Grant”). The Initial Option Grant shall vest and become exercisable upon the earlier of (A) the one-year anniversary of the grant date of such Initial Option Grant, and (B) immediately prior to the date of the next annual shareholders meeting of the Company following the grant date of such Initial Option Grant, in each case, subject to the Non-Employee Director’s continuous service as a member of the Board through such vesting date; provided, that, the Initial Option Grant will vest in full immediately prior to, and contingent upon, the consummation of a Change in Control. For purposes of this Policy, “Option Value” shall mean, with respect to any Award of an Option, the grant date fair value of such Option (i.e., Black-Scholes Value) determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of an Option under Accounting Standards Codification 718.

(ii) Initial Restricted Stock Unit Grants. Each individual who either (x) is a Non-Employee Director on the Effective Date or (y) becomes a Non-Employee Director after the Effective Date will, as promptly as practicable following the Effective Date (in the case of clause (x)) or the commencement of such Non-Employee Director’s service as such (in the case of clause (y)), be granted such number of Restricted Stock Units (rounded to the nearest whole number) in an amount equal to (A) $75,000, divided by (B) the closing sales price for the Common Stock of the Company as listed on The Nasdaq Capital Market under the ticker symbol “EOSE” as of the grant date of such Restricted Stock Units (the “Initial RSU Grant”). The Initial RSU Grant will vest and be settled on the earlier of (I) the one-year anniversary of the grant date of such Initial RSU Grant, and (II) immediately prior to the date of the next annual shareholders meeting of the Company following the grant date of such Initial RSU Grant, in each case, subject to the Non-Employee Director’s continuous service as a member of the Board through such vesting date; provided, that, the Restricted Stock Units will vest in full immediately prior to, and contingent upon, the consummation of a Change in Control.

(c) Continuing Grants. Subject to Section 3(d), on the second trading day following each annual meeting of the Company’s stockholders after the Effective Date, each individual who is then a Non-Employee Director shall be granted (i) an Option (as a Nonqualified Stock Option under the Plan) to purchase such number of shares (rounded to the nearest whole number) of Common Stock having an Option Value equal to $75,000 as of the grant date of such Option (a “Continuing Option Grant”) and (ii) such number of Restricted Stock Units (rounded to the nearest whole number) in an amount equal to (A) $75,000, divided by (B) the closing sales price for the Common Stock of the Company as listed on The Nasdaq Capital Market under the ticker symbol “EOSE” as of the grant date of such Restricted Stock Units (a “Continuing RSU Grant” and, together with the Continuing Option Grant, the “Continuing Grants”). Each Continuing Grant shall vest and become exercisable upon the earlier of (x) the one-year anniversary of the grant date of such Continuing Grant, and (y) immediately prior to the date of the next annual shareholders meeting of the Company following the grant date of such Continuing Grant, in each case, subject to the Non-Employee Director’s continuous service as a member of the Board through such vesting date; provided, that, each Continuing Grant will vest in full immediately prior to, and contingent upon, the consummation of a Change in Control.

(d) Continuing Grants for Certain New Non-Employee Directors. If an individual becomes a Non-Employee Director for the first time other than by election or appointment at an annual meeting of the Company’s stockholders, such Non-Employee Director shall be entitled to receive Continuing Grants in connection with the next annual meeting pursuant to Section 3(c) above; provided, however, that the date on which such individual became a Non-Employee Director is not less than four calendar months prior to the date of the next annual meeting of the Company’s stockholders. If the date on which such individual became a Non-Employee Director is less than four calendar months prior to the date of the next annual meeting of the Company’s stockholders, then such Non-Employee Director shall not be granted any Continuing Grants pursuant to Section 3(c) above in connection with such next annual meeting of the Company’s stockholders.

4. Expenses. The Company will reimburse each Non-Employee Director for all reasonable out-of-pocket expenses incurred by such Non-Employee Director for attending meetings of the Board of any committee thereof; provided, that, such Non-Employee Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s expense policy, as in effect from time to time.

5. Capitalized Terms. Capitalized terms used herein but not defined shall have the meaning ascribed to such term in the Plan.